Exhibit 10.2

Form of Warrant to Purchase Common Stock and Common Stock Series A

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT
to purchase 1,500,000 shares of Common Stock and
Common Stock Series A of
LAS VEGAS GAMING, INC.
a Nevada corporation

Issue Date: ____________

1.        Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning set forth in Section 1 of the Investment Agreement.

“Board of Directors” has the meaning set forth in Section 1 of the Investment Agreement.

“Business Day” has the meaning set forth in Section 1 of the Investment Agreement.

“Common Shares” has the meaning set forth in Section 2 of this Warrant.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Common Stock” has the meaning given to it in Section 1 of the Investment Agreement.

“Common Stock Series A” has the meaning given to it in Section 1 of the Investment Agreement.

“Company” means Las Vegas Gaming, Inc., a Nevada corporation.

“Convertible Preferred Stock” has the meaning set forth in the preamble of the Investment Agreement.

“Deemed Liquidation Event” has the meaning set forth in Exhibit A to the Investment Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means an amount equal to $2.45 per share, adjusted as set forth herein.

“Expiration Time” has the meaning set forth in Section 3.

“Investment Agreement” means the Investment Agreement, dated as of [_________________], 2008 between the Company and the Investor, including all schedules and exhibits thereto, as amended.

“Investor” has the meaning set forth in the preamble of the Investment Agreement.

“Issue Date” means ____________, 2008.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (A) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (B) if such security is so traded, but not so quoted, the average of the closing reported bid and ask prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (C) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.  If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of such security shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.  Without limiting the foregoing, shares of Common Stock and shares of Common Stock Series A shall be deemed to have the same Market Price.  If only one of the Company’s classes of common stock (Common Stock or Common Stock Series A) is listed and traded in a manner that the quotations referred to above are available, then the Market Price determined as set forth above for the class of common stock that is so listed and traded shall also be the Market Price of the class that is not so listed and traded.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“SEC” means the U.S.  Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Investment Agreement.

2.       Number of Shares; Exercise Price.  This certifies that, for value received, IGT, a Nevada corporation, any Affiliate or any of its registered assigns (together, the “Warrantholder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of 1,500,000 fully paid and nonassessable shares of Common Stock, $.001 par value per share, of the Company (“Common Stock”) and/or Common Stock Series A, $.001 par value per share, of the Company (“Common Stock Series A”), in any combination (Common Stock and Common Stock Series A collectively, the “Common Shares”), subject to Section 4(B), at a purchase price per Common Share equal to the Exercise Price.  The number of Common Shares (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.       Exercise of Warrant; Term.  Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after 9:00 a.m., Las Vegas time, on the date hereof, but in no event later than 11:59 p.m., Las Vegas time, on the three (3) year anniversary of the date of issuance of the Warrant; provided, that if the Company fails to provide written notice to the Warrantholder on the date that is sixty (60) days prior to such three (3) year anniversary notifying Warrantholder of the expiration of this Warrant on such anniversary, then this Warrant shall continue in effect beyond such three (3) year anniversary and until 11:59 p.m., Las Vegas time on the date that is sixty (60) days following the date on which the Company provides written notice to the Warrantholder of the expiration of this Warrant (such date and time of expiration, the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Las Vegas, Nevada (as the same may be changed by written notice to the Warrantholder), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

(i)    by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company, or

(ii)   by having the Company withhold Common Shares issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Shares on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

If the Warrantholder exercises this Warrant but not in its entirety, the Warrantholder will be entitled to receive from the Company promptly, and in any event not later than two Business Days after such partial exercise, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

4.         Issuance of Shares; Authorization; Listing.

(A)    Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons promptly, and in any event not later than three Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant.  The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares may be listed or traded.

(B)     The Company will at all times reserve and keep available, out of its authorized but unissued Capital Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Common Shares issuable upon exercise of this Warrant.  Notwithstanding the foregoing, the Warrantholder agrees that prior to the elimination by the Company of its Common Stock class of Capital Stock as contemplated in Section 7(f) of the Investment Agreement, if the Warrantholder seeks to exercise any portion of this Warrant, the Warrantholder will receive shares of Common Stock Series A upon such exercise if the Company has authorized a sufficient number of shares of Common Stock Series A for issuance upon such exercise; provided, that if at the time of such exercise the Company does not have a sufficient number of authorized shares of Common Stock Series A for such exercise, then the Investor will receive upon such exercise shares of Common Stock.   (For the avoidance of doubt, once the Company has eliminated its Common Stock class of Capital Stock as contemplated in Section 7(f),  the Company will at all times reserve and keep available, out of its authorized but unissued Capital Stock, solely for the purpose of effecting the exercise of the Warrant, the full number of Common Shares issuable upon exercise of this Warrant.)

5.     No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant.  In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Share less the Exercise Price for such fractional Share.

6.    No Rights as Stockholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof.  The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.     Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, that the Company shall have no obligation to pay taxes on the gain realized by the Warrantholder on the Common Shares withheld by the Company upon a cashless exercise pursuant to Section 3(B)((ii).

8.     Transfer/Assignment.

(A)    Subject to compliance with applicable securities laws, applicable gaming regulations and Section 8(B), without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 13 of the Investment Agreement.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B)     Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 7 of the Investment Agreement.

(C)     If and for so long as required by the Investment Agreement, this Warrant Certificate shall contain a legend as set forth in Section 7(g) of the Investment Agreement.

9.     Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.  The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.    Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.    Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12.     Rule 144 Information.  The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Without limiting the foregoing, upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement confirming whether it has complied with such requirements.

13.     Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that no single event shall be subject to adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A)   Special Definitions.  For purposes of this Section 13, the following definitions will apply:

(i)    “Option” will mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

(ii)    “Convertible Securities” will mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares, but excluding Options.

(iii)   “Additional Common Shares” will mean all Common Shares issued (or, pursuant to Section 13(C) below, deemed to be issued) by the Company after the Issue Date, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(a)    Common Shares, Options or Convertible Securities issued as a dividend or distribution on Convertible Preferred Stock;

(b)    Common Shares, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on Common Shares that is covered by Sections 13(F), 13(G), 13(H) or 13(I);

(c)    Common Shares or Convertible Securities actually issued upon the exercise of Options, or Common Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

(B)      No Adjustment of Exercise Price.  No adjustment in the Exercise Price or the number of Shares issuable upon exercise of this Warrant will be made as the result of the issuance or deemed issuance of Additional Common Shares if the Company receives written notice from the Warrantholder agreeing that no such adjustment will be made as the result of the issuance or deemed issuance of such Additional Common Shares.

(C)   Deemed Issue of Additional Common Shares.

(i)   If the Company at any time or from time to time after the Issue Date issues any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, will be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date will have been fixed, as of the close of business on such record date.

(ii)   If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price and to the number of Shares issuable upon exercise of this Warrant pursuant to the terms of Section 13(D), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price and the number of Shares issuable upon exercise of this Warrant computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) will be readjusted to such Exercise Price and such number of Shares, respectively, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (ii) will have the effect of increasing the Exercise Price to an amount which exceeds the lower of (3) the Exercise Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (4) the Exercise Price that would have resulted from any issuances of Additional Common Shares (other than deemed issuances of Additional Common Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iii)   If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Exercise Price and to the number of Shares issuable upon exercise of this Warrant pursuant to the terms of Section 13(D) (either because the consideration per share (determined pursuant to Section 13(E)) of the Additional Common Shares subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the Issue Date), are revised after the Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Common Shares subject thereto (determined in the manner provided in Section 13(C)(i)) will be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv)   Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price and to the number of Shares issuable upon exercise of this Warrant pursuant to the terms of Section 13(D), the Exercise Price and number of Shares issuable upon exercise of this Warrant will be readjusted to such Exercise Price and such number of Shares as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(v)   If the number of Common Shares issuable upon the exercise, conversion or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Exercise Price and to the number of Shares issuable upon exercise of this Warrant provided for in this Section 13(C) will be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments will be treated as provided in clauses (ii) and (iii) of this Section 13(C)).  If the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible

Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Exercise Price and to the number of Shares issuable upon exercise of this Warrant that would result under the terms of this Section 13(C) at the time of such issuance or amendment will instead be effected at the time such number of shares or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price and to the number of Shares issuable upon exercise of this Warrant that such issuance or amendment took place at the time such calculation can first be made.

(D)   Adjustment of Exercise Price Upon Issuance of Additional Common Shares.  In the event the Company at any time after the Issue Date issues Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 13(C)), without consideration or for a consideration per share less than the applicable Exercise Price in effect immediately prior to such issue, then the Exercise Price will be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the Additional Common Shares; provided that if such issuance or deemed issuance was without consideration, then the Company will be deemed to have received an aggregate of $.001 of consideration for all such Additional Common Shares issued or deemed to be issued.  In addition, in each case of an adjustment to the Exercise Price pursuant to this Section 13(D), the number of Shares issuable upon exercise of this Warrant immediately before each such event will be increased, concurrently with the adjustment to the Exercise Price, by multiplying the number of Shares then issuable upon exercise of this Warrant by a fraction:

(i)   the numerator of which shall be the Exercise Price then in effect (before adjustment for the issuance of Additional Common Shares pursuant to this Section 13(D)), and

(ii)   the denominator of which shall be the Exercise Price as adjusted to give effect to the issuance of Additional Common Shares pursuant to this Section 13(D).

(E)   Determination of Consideration.  For purposes of this Section 13, the consideration received by the Company for the issue of any Additional Common Shares will be computed as follows:

(i)    Cash and Property:  Such consideration will:

(a)   insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(b)   insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(c) in the event Additional Common Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board of Directors.

(ii)    Options and Convertible Securities.  The consideration per share received by the Company for Additional Common Shares deemed to have been issued pursuant to Section 13(C), relating to Options and Convertible Securities, will be determined by dividing

(a)   the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(b)   the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(iii)    Multiple Closing Dates.  In the event the Company issues on more than one date Additional Common Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price and to the number of Shares issuable upon exercise of this Warrant pursuant to the terms of Section 13(D), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Exercise Price and number of Shares issuable upon exercise of this Warrant will be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(F)    Adjustment for Stock Splits and Combinations.  In the event the Company at any time or from time to time after the Issue Date effects a subdivision of outstanding Common Shares, or effects a combination of outstanding Common Shares, then and in each such event the number of Shares issuable upon exercise of this Warrant shall be proportionately adjusted so that the Warrantholder shall be entitled to purchase the number of Common Shares which such Warrantholder would have owned (after giving effect to such subdivision or combination) had this Warrant been exercised immediately prior to such subdivision or combination.  In addition, in each such event the Exercise Price in effect immediately prior to such subdivision or combination shall be adjusted to the number obtained by dividing (i) the product of (1) the number of Shares issuable upon the exercise of this Warrant (before adjustment for the subdivision or combination pursuant to this Section 13(F)) and (2) the Exercise Price in effect immediately prior the subdivision or combination by (ii) the new aggregate number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence.  Any adjustment under this Section 13(F) will become effective as of the close of business on the date the subdivision or combination becomes effective.

(G)    Adjustment for Certain Dividends and Distributions.  In the event the Company at any time or from time to time after the Issue Date makes or issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution on Common Shares that is payable in additional Common Shares, then and in each such event the Exercise Price in effect immediately before such event will be decreased as of the time of such issuance or, in the event such a record date will have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

(i)   the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)  the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

In addition, in each such event the number of Shares issuable upon exercise of this Warrant immediately before such event will be increased as of the time of such issuance or, in the event such a record date will have been fixed, as of the close of business on such record date, by multiplying the number of Shares then issuable upon exercise of this Warrant by a fraction:

(iii)    the numerator of which shall be the Exercise Price then in effect (before adjustment for such dividend or distribution pursuant to this Section 13(G)), and

(iv)    the denominator of which shall be the Exercise Price as adjusted to give effect to such dividend or distribution pursuant to this Section 13(G).

Notwithstanding the foregoing, if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price and the number of Shares issuable upon exercise of this Warrant will each be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price and the number of Shares issuable upon exercise of this Warrant will be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

(H)     Other Distributions.  In case the Company shall fix a record date for the making of a distribution to holders of Common Shares (i) of shares of any class other than its Common Stock or Common Stock Series A, (ii) of evidence of indebtedness of the Company or any subsidiary of the Company, (iii) of assets (excluding dividends or distributions referred to in Section 13(A)), or (iv) of rights or warrants (excluding those referred to in Sections 13(F) and 13(G)), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of Common Shares outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the fair market value (as reasonably determined by the Board of Directors) of all of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of Common Shares outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed.  In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(I)   Adjustment for Merger or Reorganization, etc.  If there occurs any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Shares are converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 13(A) thru 13(F) (inclusive), 13(G) or 13(H), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, this Warrant will thereafter be exercisable in lieu of the Common Shares for which it was exercisable prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Common Shares of the Company issuable upon exercise of this Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) will be made in the application of the provisions in this Section 13 with respect to the rights and interests thereafter of the Warrantholders, to the end that the provisions set forth in this Section 13 (including provisions with respect to changes in and other adjustments of the Exercise Price) will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exercise of this Warrant.

(J)   Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a Common Share or more.

(K)   Timing of Issuance of Additional Common Shares Upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Common Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional Common Share; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(L)   Adjustment for Unspecified Actions.  If the Company takes any action affecting the Common Shares, other than actions described in this Section 13, which in the opinion of the Board of Directors would materially adversely affect the exercise rights of the Warrantholder in a manner disproportionate to holders of Common Shares generally, taking into account the ability of the Warrantholder to exercise this Warrant, the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as such Board of Directors after consultation with the Warrantholder shall reasonably determine to be equitable in the circumstances.  Failure of the Board of Directors to provide for any such adjustment will be evidence that the Board of Directors has determined that it is equitable to make no such adjustments in the circumstances.

(M)   Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 13, the Company at its expense will, as promptly as reasonably practicable but in any event not later than ten days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Warrantholder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which the Warrant is exercisable) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company will, as promptly as reasonably practicable after the written request at any time of the Warrantholder (but in any event not later than ten days thereafter), furnish or cause to be furnished to the Warrantholder a certificate setting forth (i) the Exercise Price then in effect, and (ii) the number of Shares and the amount, if any, of other securities, cash or property which then would be received upon exercise of this Warrant.

(N)   Notice of Record Date.  In the event:

(i)    the Company takes a record of the holders of Common Shares (or other Capital Stock or securities at the time issuable upon exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of Capital Stock of any class or any other securities, or to receive any other security; or

(ii)    of any capital reorganization of the Company, any reclassification of the Common Shares of the Company, or any Deemed Liquidation Event; or

(iii)   of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Warrantholder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other Capital Stock or securities at the time issuable upon exercise of this Warrant) will be entitled to exchange their Common Shares (or such other Capital Stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Common Shares.  Such notice will be sent at least ten days prior to the record date or effective date for the event specified in such notice.

(O)    No Impairment.  The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

(P)    Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall use its reasonable best efforts to cause to be taken any action which may be necessary, including obtaining regulatory, or stockholder approval or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

14.    Governing Law.  This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant shall constitute a contract under the laws of Nevada and for all purposes shall be construed in accordance with and governed by the laws of Nevada, without giving effect to the conflict of laws principles.

15.    Attorneys’ Fees.  In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

16.    Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

17.     Notices.  All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (B) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other Person as the Company or the Warrantholder may designate by ten-day advance written notice.

18.      Prohibited Actions.  The Company agrees that it will not take any action that would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of Shares issuable after such action upon exercise of this Warrant, together with all Common Shares then outstanding and all Common Shares then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of Common Shares then authorized by its articles of incorporation.  Notwithstanding anything to the contrary in this Agreement, the Exercise Price per share will never be less than the par value of the securities issuable on exercise of this Warrant.  For any reason at any time, upon the written or oral request of the holder of this Warrant, the Company shall within one Business Day confirm orally and in writing to the holder of this Warrant the number of Common Shares then outstanding.

19.      Common Shares.  The Company covenants and agrees that at all times following the Issue Date (and pending compliance with Section 7(f) of the Investment Agreement), the Common Stock and Common Stock Series A shall be pari passu in all respects, shall have identical rights preferences powers privileges and restriction qualifications and limitations and shall vote together as a single class on all matters.

20.      Entire Agreement.  This Warrant and the forms attached hereto, and the Investment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:  [_____________], 2008

LAS VEGAS GAMING, INC.

By:

Name:

Title:

[Form of Notice of Exercise]

Date:  ___________

TO:	Las Vegas Gaming, Inc.

RE:	Election to Subscribe for and Purchase Common Stock and/or Common Stock Series A

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock and Common Stock Series A set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock and Common Stock Series A in the manner set forth below.  A new warrant evidencing the remaining shares of Common Stock and Common Stock Series A covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:
Number of Shares of Common Stock Series A:
Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii) of the Warrant):
Name and Address of Person to be Issued New Warrant:

Holder:

By:

Name:

Title: